EXECUTION VERSION

AMENDED AND RESTATED OPTION AGREEMENT

AMENDED AND RESTATED OPTION AGREEMENT made as of June 8, 2015 (this “Option Agreement”), by and among GAUSS LLC (“Gauss”), GAUSS HOLDINGS LLC (“LUK Holdco”), AUVERGNE, LLC (“Auvergne”), THE LANDON T. CLAY 2009 IRREVOCABLE TRUST DATED MARCH 6, 2009 (“LTC Lender”), EHT, LLC (“EHT Lender”), HARRIS CLAY, an individual (“HC Lender”), THE CLAY FAMILY 2009 IRREVOCABLE TRUST DATED APRIL 14, 2009 (together with LTC Lender, EHT Lender and HC Lender, the “Lenders”), GOLDEN QUEEN MINING CANADA LTD. (“BC Subco”) and GOLDEN QUEEN MINING HOLDINGS, INC. (“GQ Holdco”).

WHEREAS, Gauss, LUK Holdco and Auvergne are parties to that certain Amended and Restated Limited Liability Company Agreement of Gauss, dated as of September 15, 2014 (the “LLC Agreement”) (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the LLC Agreement);

WHEREAS, Gauss is a party to that certain Amended and Restated Limited Liability Company Agreement of Golden Queen Mining Company, LLC, dated as of September 15, 2014 (the “JV LLC Agreement”);

WHEREAS, Gauss, LUK Holdco, Auvergne, LTC Lender, EHT Lender (as assignee in interest of HC Lender) and GQ Holdco are parties to that certain Option Agreement, dated as of December 31, 2014 (the “Existing Option Agreement”), which was entered into in connection with that certain Term Loan Agreement, dated as of December 31, 2014, as amended, among Golden Queen Mining Co. Ltd. (“Golden Queen”), LTC Lender and EHT Lender (as assignee in interest of HC Lender), pursuant to which LTC Lender and EHT Lender (as assignee in interest of HC Lender) made a term loan of USD 12,500,000 to Golden Queen (the “Existing Term Loan Agreement”);

WHEREAS, on the date hereof, Golden Queen and the Lenders are amending and restating the Existing Term Loan Agreement by entering into an Amended and Restated Term Loan Agreement (the “Term Loan Agreement”) pursuant to which (i) the outstanding term loan to Golden Queen will be increased to USD 37,500,000, (ii) BC Subco and GQ Holdco (together, the “Guarantors”) will guaranty the obligations of Golden Queen in respect of such term loan and (iii) as security for such guaranty, GQ Holdco will pledge the units representing its limited liability company interests in the Joint Venture, and BC Subco will pledge its shares in GQ Holdco (collectively, the “Pledged Units”) to the Lenders (the “Pledge”) on the terms and conditions set forth in an Amended and Restated Pledge Agreement of even date herewith (the “Pledge Agreement”);

WHEREAS, in connection with the execution of the Pledge Agreement, Gauss and GQ Holdco, as the members of the Joint Venture, are consenting to the Pledge and to the Lenders exercising their rights and remedies under the Pledge Agreement (the “Consent”); and

WHEREAS, in consideration of the Consent, the Lenders wish to grant Gauss an option (the “Option”) to purchase the Pledged Units that are Transferred (or proposed to be Transferred) upon foreclosure, forfeit, court order, or otherwise pursuant to exercise of remedies under the Pledge Agreement in connection with an Event of Default (as defined in the Term Loan Agreement) (an “Involuntary Transfer”).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the Existing Option Agreement is hereby amended and restated in its entirety as follows:

1.     Option.

(a)     The Lenders hereby agree that, in connection with any Involuntary Transfer, Gauss shall have the right and option (the “Option”) to purchase all (but not less than all) the Pledged Units that are the subject of such Involuntary Transfer (the “Foreclosed Units”), and, if Gauss elects to exercise such right and option, the Lenders agree to sell or otherwise cause the Transfer of the Foreclosed Units to Gauss, in exchange for the payment in cash by Gauss of a total price equal to the value at which the Foreclosed Units are Transferred (or proposed to be Transferred) pursuant to the Involuntary Transfer (the “Foreclosure Price”).

(b)     The Lenders and the Guarantors shall (and the Guarantors shall cause Golden Queen to) notify Gauss and LUK Holdco of the occurrence of an Event of Default (as defined in the Term Loan Agreement) at the same time notice thereof is given to the other parties to the Term Loan Agreement, but in any event no later than five (5) calendar days after such Event of Default (whether or not notice thereof is given to the other parties to the Term Loan Agreement). In addition, the Lenders shall notify Gauss and LUK Holdco at least ten (10) Business Days before the date of any Involuntary Transfer (the “Foreclosure Notice”), which notice shall include the number of Foreclosed Units, the Foreclosure Price and any other information as may be reasonably requested by Gauss. The Option shall be exercisable by notice in writing (the “Option Exercise Notice”) given by Gauss to the Lenders, copying Auvergne and LUK Holdco, within five (5) Business Days after receipt by Gauss and LUK Holdco of the Foreclosure Notice.

(c)     The closing of the purchase by Gauss of the Foreclosed Units (the “Option Transfer”) shall take place on the date of the Involuntary Transfer. At such closing, (i) Gauss shall pay the Lenders the aggregate Foreclosure Price by wire transfer of immediately available funds, and (ii) the Lenders shall Transfer the Foreclosed Units, or cause the Foreclosed Units to be Transferred, to Gauss free and clear of any lien or encumbrance, with any documentation reasonably requested by Gauss to evidence such Transfer.

(d)     Each of the Guarantors hereby agrees, in connection with any exercise by Gauss of the Option and the Transfer of Foreclosed Units, to use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate such Transfer.

2.     Purchase of New Units. Notwithstanding anything to the contrary in Section 3.6 of the LLC Agreement, Auvergne and LUK Holdco hereby agree that (i) in the issuance of New Units by Gauss in connection with, and in order to fund the Purchase Price for, the Option Transfer, each Original Group shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, a number of the New Units such that the Aggregate Percentage Interest of each Original Group immediately following such issuance of New Units shall be equal to the Aggregate Percentage Interest of such Original Group immediately prior to such issuance, (ii) each of Auvergne and LUK Holdco shall notify Gauss within 3 (three) calendar days of delivery of the Option Exercise Notice (which shall serve as the Issuance Notice) whether it elects to purchase New Units in such issuance, (iii) if either of Auvergne or LUK Holdco does not elect to purchase all of the New Units it is entitled to purchase or does not fund the purchase price in respect thereof, then the final sentence of Section 3.6(b) of the LLC Agreement shall apply, and (iv) each Original Group electing to purchase New Units in such issuance shall fund the subscription price for such New Units no later than on the date of the Involuntary Transfer. For the avoidance of doubt, Auvergne and LUK Holdco acknowledge and agree that no consent of any Member shall be required pursuant to Section 6.6 of the LLC Agreement in connection with any of the transactions contemplated by this Option Agreement.

3.     No Amendment. Except as otherwise expressly amended or modified hereby, all of the terms and conditions of the LLC Agreement and the JV LLC Agreement shall continue in full force and effect.

4.     General.

(a)     The parties hereto agree that, if any of the provisions of this Option Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and, therefore, it is agreed that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(b)     This Option Agreement may be amended or supplemented only by written agreement of all the parties to this Option Agreement. Neither this Option Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Option Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(c)     This Option Agreement, the LLC Agreement, the JV LLC Agreement and the Consent constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Nothing in this Option Agreement, express or implied, is intended to or shall confer upon any person other than the parties (and their respective successors and permitted assigns) any right or remedy of any nature whatsoever under or by reason of this Option Agreement.

(d)     This Option Agreement shall for all purposes be construed in accordance with and governed by the laws of the State of Delaware without reference to its conflict or choice of laws principles that would lead the laws of any other State to apply. To the extent not prohibited by any provisions of applicable law that cannot be waived, each of the parties hereby waives and covenants that he or it will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Option Agreement or the subject matter hereof, whether now existing or hereafter arising and whether sounding in tort or contract or otherwise.

(e)     All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, telecopy faxed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Auvergne or the Lenders, to:

c/o East Hill Management Company
10 Memorial Drive
Suite 902
Providence, RI 02903
Fax: (401) 490-0749

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: William A. Levine, Esq.
Fax: (617) 338-2880

If to Gauss or LUK Holdco, to:

c/o Leucadia National Corporation
520 Madison Avenue
New York, NY 10022
Attention: H. Jimmy Hallac
Email: jhallac@leucadia.com
Fax: 212-598-4869

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Andrea A. Bernstein, Esq. and Matthew Gilroy, Esq.
Fax: (212) 310-8007

If to the Guarantors, to:

Golden Queen Mining Holdings, Inc.
15772 K Street
Mojave, CA 93501
Attention: H. Lutz Klingmann

or such other address or telecopy fax number as such party may hereafter specify by like notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

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IN WITNESS WHEREOF, the parties have caused this Option Agreement to be duly executed and delivered as of the date first above written.

GAUSS LLC	THE LANDON T. CLAY 2009 IRREVOCABLE
TRUST DATED MARCH 6, 2009

By: /s/ H. Jimmy Hallac	By: /s/ Thomas M. Clay
Name: H. Jimmy Hallac	Thomas M. Clay, Trustee
Title: President

GAUSS HOLDINGS LLC	HARRIS CLAY

By: /s/ H. Jimmy Hallac	/s/ Harris Clay
Name: H. Jimmy Hallac
Title: President

AUVERGNE, LLC	GOLDEN QUEEN MINING HOLDINGS, INC.

By: /s/ Thomas M. Clay	By: /s/ H. Lutz Klingmann
Thomas M. Clay, Manager	Name: H. Lutz Klingmann
Title: President

EHT, LLC	THE CLAY FAMILY 2009 IRREVOCABLE
TRUST DATED APRIL 14, 2009

By: /s/ Jonathan C. Clay	By: /s/ Thomas M. Clay
Jonathan C. Clay, Manager	Thomas M. Clay, Trustee

[Amended and Restated Option Agreement]

GOLDEN QUEEN MINING CANADA LTD.

By:     /s/ H. Lutz Klingmann

[Amended and Restated Option Agreement]